Exhibit 4.2

EXECUTION VERSION

SVB FINANCIAL

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 28, 2022

to

INDENTURE

Dated as of September 20, 2010

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 28, 2022, between SVB Financial Group, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 20, 2010 (the “Existing Indenture” and as supplemented and amended by this First Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its senior debt securities in one or more series (the “Securities”);

WHEREAS, Section 9.01(e) of the Existing Indenture provides that the Company (when authorized by a Board Resolution) and the Trustee may, without the consent of any Holders, enter into indentures supplemental to the Existing Indenture to add, change or eliminate any of the provisions of the Existing Indenture when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and such addition, change or elimination does not modify the rights of any Security Outstanding;

WHEREAS, any addition, change to or elimination of any provision of the Existing Indenture pursuant to this First Supplemental Indenture shall not apply to any Security Outstanding prior to the execution of this First Supplemental Indenture, and each Security Outstanding prior to the execution of this First Supplemental Indenture shall continue to be entitled to the benefit of the provisions under the Existing Indenture;

WHEREAS, in accordance with Section 9.01(e) of the Existing Indenture, the Company and the Trustee wish to amend the Existing Indenture to add, change or eliminate certain provisions of the Existing Indenture with respect to each series of Securities issued following the execution of this First Supplemental Indenture, as set forth below;

WHEREAS, the Company is delivering contemporaneously herewith to the Trustee, pursuant to the Existing Indenture, an Opinion of Counsel in connection with the execution and delivery of this First Supplemental Indenture;

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Existing Indenture in accordance with its terms and the terms of the Existing Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Existing Indenture relating to this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

Section 1.1    Section1.01 of the Existing Indenture is hereby amended by inserting the following new defined term immediately following the definition of “corporation”:

““Covenant Breach” means, with respect to the Securities of any series, (1) default in the deposit of any sinking fund payment, when and as due under the terms of a Security of that series and (2) a failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company contained in the Securities of that series or in this Indenture (other than a covenant or agreement a default in the performance of which or breach of which constitutes an Event of Default pursuant to Section 5.01 of this Indenture, or which has expressly been included in this Indenture solely for the benefit of Securities other than Securities of that series; it being understood that to the extent a covenant or warranty is applicable solely to Securities other than Securities of that series, a default in the performance, or breach, of any such covenant or warranty shall not result in a Covenant Breach with respect to Securities of that series), and continuance of such failure for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 3.01 with respect to such Security.”

Section 1.2    Section 1.01 of the Existing Indenture is hereby amended by deleting the definition of “Notice of Default” in its entirety and replacing it with the following:

““Notice of Covenant Breach” means a written notice of the kind specified in the definition of “Covenant Breach” in this Section 1.01.”

Section 1.3    Section 3.01 of the Existing Indenture is hereby amended as follows:

(a)     Section 3.01(r) is hereby amended by deleting such Section 3.01(r) in its entirety and replacing it with the following:

“(r) any deletion of or addition to or change in the Events of Default or to the definition of “Covenant Breach” set forth in Section 1.01, in each case with respect to the Securities of such series, including making Events of Default or Covenant Breaches inapplicable or changing the remedies available to holders of the Securities of such series upon an Event of Default or Covenant Breach;”

(b)     Section 3.01(s) is hereby amended by inserting the phrase “or to the definition of “Covenant Breach” set forth in Section 1.01,” after the phrase “set forth in Article 10.”

Section 1.4    Section 3.05 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” in clause (b) of such section.

Section 1.5    Section 5.01 of the Existing Indenture is hereby amended by deleting such Section 5.01 in its entirety and replacing it with the following:

““Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events unless such event is either inapplicable to a particular series or is specifically deleted or modified as contemplated by Section 3.01:

(a)     default in the payment of the principal or any premium on any Security of that series as and when the same shall become due and payable either at its Maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of 30 days; or

(b)    default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(c)    [Intentionally omitted];

(d)    [Intentionally omitted];

(e)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(f)     the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(g)     any other Event of Default provided with respect to Securities of that series in the Board Resolution (or in an Officers’ Certificate detailing such establishment pursuant to such Board Resolution) or supplemental indenture establishing that series.”

Section 1.6    Section 5.02 of the Existing Indenture is hereby amended as follows:

(a)     The following is inserted as the last sentence of Section 5.02(a):

“Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in this Section 5.02(a). In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of a series, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 5.01(g) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 3.01.”

(b)     The phrase “and Covenant Breaches” is inserted following the phrase “Events of Default” in Section 5.02(b)(ii).

(c)     The second paragraph of Section 5.02(b) is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

“No such rescission shall affect any subsequent Event of Default or Covenant Breach or impair any right consequent thereon.”

Section 1.7    Section 5.03 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” in the last paragraph of such section.

Section 1.8    Section 5.07 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.9    Section 5.11 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.10    Section 5.13 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” and by inserting the following at the end of such section:

“For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or Covenant Breach with respect to Securities of such series.”

Section 1.11    Section 6.02 of the Existing Indenture is hereby amended as follows:

(a)     Section 6.02 is hereby amended by inserting the phrase “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

(b)     The first paragraph of Section 6.02 is hereby amended by inserting the following at the end of the first sentence of such paragraph:

“; provided, however, that in the case of any default of the character specified in Clause (2) under the definition of “Covenant Breach” in Section l.01 with respect to Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof.”

Section 1.12    Section 6.08 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” and inserting the following at the end of such paragraph:

“For the purpose of determining whether a conflicting interest exists within the meaning of the Trust Indenture Act, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

Section 1.13    Section 8.01 of the Existing Indenture is hereby amended as follows:

(a)     The first paragraph of Section 8.01 of the Existing Indenture is hereby amended by deleting the words up to and including the colon in their entirety and replacing them with the following:

“The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than a sale or conveyance of all or substantially all of its assets to one or more Subsidiaries, unless:”

(b)     Section 8.01(b) of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 1.14    Section 9.01(c) of the Existing Indenture is hereby amended by inserting “or Covenant Breaches” after each occurrence of the phrase “Events of Default.”

Section 1.15    Section 9.02 of the Existing Indenture is hereby amended by inserting the following at the end thereof:

“For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or Covenant Breach.”

Section 1.16    Section 10.04 of the Existing Indenture is hereby amended by inserting the following at the end thereof:

“For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or Covenant Breach.”

Section 1.17    Section 13.03 of the Existing Indenture is hereby amended by deleting such Section 13.03 in its entirety and replacing it with the following:

“Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be,

(a)     the Company shall be released from any covenants provided pursuant to Sections 3.01(s), 9.01(b) or 9.01(e) for the benefit of the Holders of such Securities, and

(b)     the occurrence of any Covenant Breach (with respect to any such covenants provided pursuant to Section 3.01(s), 9.01(b) or 9.01(e)) shall be deemed not to be or result in a Covenant Breach and, if applicable, any event specified pursuant to Section 5.01(g) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities or any series of Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of a Covenant Breach), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.”

Section 1.18    Section 13.04 of the Existing Indenture is hereby amended as follows:

(a)     Section 13.04(c) is hereby amended by deleting the reference to “Holders” and replacing it with “beneficial owners.”

(b)     Section 13.04(e) is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default.”

ARTICLE II

MISCELLANEOUS

Section 2.1    Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

Section 2.2    Effect of this First Supplemental Indenture. The Existing Indenture shall be modified in accordance with this First Supplemental Indenture, and this First Supplemental Indenture shall form part of the Existing Indenture for all purposes; and every Holder of Securities thereafter authenticated or delivered thereunder shall be bound hereby. The Existing Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Any cross-references to the provisions of the Existing Indenture that are deleted or modified as a result of this First Supplemental Indenture are hereby accordingly deleted or modified, as applicable. Notwithstanding anything to the contrary contained herein, the modifications to the Existing Indenture pursuant to this First Supplemental Indenture shall not apply to, or modify the rights of the Holders of, any Security Outstanding prior to the date hereof (including, without limitation, any “Additional Notes” (as defined in the applicable Officers’ Certificate) for any series of Securities outstanding prior to the date hereof).

Section 2.3    Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 2.4    Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.5    Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 2.6    Separability Clause. If any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7    Governing Law. This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the New York, without regard to conflict of laws principles thereof.

Section 2.8    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 2.9    Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this First Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this First Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Further, all notices, approvals, consents, requests and any communications hereunder must be in writing, provided that any communication sent to the Trustee hereunder that is required to be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Company. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SVB FINANCIAL GROUP

By:	/s/ Daniel Beck
Name:	Daniel Beck
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SVB FINANCIAL GROUP

By:
Name:	Daniel Beck
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name:	Bradley E. Scarbrough
Title:	Vice President

[Signature Page to First Supplemental Indenture]